EXHIBIT 99.1
FOR IMMEDIATE RELEASE

[LIFE FINANCIAL LOGO]

LIFE FINANCIAL CORPORATION ANNOUNCES CLOSING OF FINANCING ARRANGEMENT WITH NEW LIFE HOLDINGS AND OTS REMOVAL OF ALL REGULATORY ORDERS

        January 17, 2002—Riverside, CA—Life Financial Corporation (Nasdaq: LFCO) (the "Company") announced that the previously disclosed transaction with New Life Holdings, LLC to issue $12,000,000 in notes and warrants to purchase 1,166,400 shares closed today. In addition, the Company received notification from the Office of Thrift Supervision that the Order to Cease and Desist issued to the Company, the Supervisory Agreement, and the Prompt Corrective Action Directive, which were issued to the Company's wholly owned subsidiary Life Bank ("the Bank"), have been terminated and the Bank is no longer considered a troubled institution.

        The Company has utilized the proceeds from the issuance of the notes to infuse $3.7 million of capital into the Bank, purchased the Participation Contract from the Bank for $4.4 million, paid the tax receivable of $3.2 million owed to the Bank, and the remaining proceeds are being held by the Company for general corporate purposes. In addition, pursuant to the agreement Mr. Edgar Keller and Mr. Milton Johnson resigned from the Board of the Company and the Bank. Additionally, Mr. William Buster resigned from the Board of the Bank. The Board of the Company has appointed Mr. Ezri Namvar, Mr. Richard Marr and Mr. Thomas Palmer to the Board of the Company and the Bank. Mr. Steven R. Gardner, President and CEO of the Company and the Bank was appointed to the Board of the Company. Mr. Gardner remains a director of the Bank. Mr. Ron Skipper, the Chairman of the Board of the Company and the Bank stated that "it has been a pleasure working with Mr. Keller, Mr. Johnson ands Mr. Buster and he thanks them for their many years of service and dedication to the Company and Bank". Mr. Skipper added "I and the other directors are looking forward to working with Mr. Namvar, Mr. Marr and Mr. Palmer as we implement our new strategic direction."

        Mr. Gardner stated, "Closing of the New Life Holdings transaction is the culmination of 18 months of hard work and dedication by all of our employees and is extremely gratifying. We look forward to a long and prosperous partnership with New Life Holdings, which will benefit all of our shareholders. During the first quarter we will be focused on substantially reducing the remaining non-performing loans and the remaining performing sub prime loans. Additionally, we will also fully staff the Income Property Lending Group and continue to build our successful Construction Lending Group. Lastly, our Retail Banking Group will continue to build on the momentum established last year in growing consumer and small business transaction accounts and increasing fee income"

FORWARD-LOOKING COMMENTS

        The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.

        Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. These include, but are not limited to, the following risks:

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  Changes in the performance of the financial markets;

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  Changes in the demand for and market acceptance of the Company's products and services;

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  Changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive products and pricing;

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  The effect of the Company's policies;

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  The continued availability of adequate funding sources; and

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  Various legal, regulatory and litigation risks.

        FOR INFORMATION ON LIFE FINANCIAL-PLEASE E-MAIL YOUR REQUEST TO rpainter@lifebank.net OR CALL ROY L. PAINTER, CHIEF FINANCIAL OFFICER AT 909.637.4095 OR STEVEN R. GARDNER, PRESIDENT AND CHIEF EXECUTIVE OFFICER AT 909.637.4110. PLEASE INCLUDE YOUR PHONE, FACSIMILE AND MAILING ADDRESS.